Exhibit 99.1

MRC GLOBAL ANNOUNCES SECOND QUARTER 2014

EARNINGS RELEASE AND CONFERENCE CALL SCHEDULE

HOUSTON, June 17, 2014 – MRC Global Inc. (NYSE: MRC) announced today that it will release its second quarter 2014 results on Thursday, July 31, 2014 after the market closes.  In conjunction with the release, the Company has scheduled a conference call, which will be broadcast live over the Internet, for Friday, August 1, 2014 at 10:00 a.m. Eastern / 9:00 a.m. Central.

What:MRC Global Second Quarter 2014 Earnings Conference Call

When:Friday, August 1, 2014 at 10:00 a.m. Eastern / 9:00 a.m. Central

How:Live via phone -- By dialing 719-325-2495 and asking for the MRC Global call at least 10 minutes prior to the start time, or Live over the Internet -- By logging onto the web at the address below

Where:http://www.mrcglobal.com

For those who cannot listen to the live call, a replay will be available through August 15, 2014 and may be accessed by dialing 719-457-0820 and using pass code 1808539#.  Also, an archive of the webcast will be available shortly after the call at www.mrcglobal.com for 90 days.

About MRC Global Inc.

Headquartered in Houston, Texas, MRC Global, a Fortune 500 company, is the largest global distributor, based on sales, of pipe, valves, and fittings (PVF) and related products and services to the energy industry and supplies these products and services across each of the upstream, midstream and downstream sectors. More information about MRC Global can be found on our website mrcglobal.com.

Contact:
Monica Schafer, Vice President Investor Relations MRC Global Inc. Monica.Schafer@mrcglobal.com 832-308-2847

###